Exhibit 99.1

Harbor Custom Development, Inc. Appoints Fortune 500 Financial Executive, Lynda Meadows, as Chief Financial Officer

Ms. Meadows Brings 25 Years of Related Real Estate Development, Financial, and Public Company Experience

Gig Harbor, Washington – (GLOBENEWSWIRE) – September 2, 2020 – Harbor Custom Development, Inc. (Harbor or the “Company”), (NASDAQ:HCDI), an innovative and market leading real estate company involved in all aspects of the land development cycle, today announced the hiring of Fortune 500 financial executive, Lynda Meadows, as the Company’s Chief Financial Officer effective immediately, with an effective start date of September 21, 2020.

Ms. Meadows is a 25-year industry veteran whose impactful roles at companies such as Weyerhaeuser Company (Fortune 500 REIT), Quadrant Homes, Builders Capital and the international consulting firm, Currie & Brown, illustrate the depths of her broad experience and knowledge.

Sterling Griffin, Chief Executive Officer of Harbor, stated, “It is a pleasure to welcome Lynda to the Harbor team. Her industry skills and breadth of knowledge within all aspects of homebuilding, financial services, technology and audit/risk paired with years of public company experience will undoubtedly provide strong financial leadership and play a vital role in our success.”

Ms. Meadows joins the Harbor team with solid business accounting and finance experience. Prior to joining Harbor, Meadows held many positions including Vice President, Senior Vice President, Controller, Treasurer and Internal Audit Assistant Director for multiple divisions and subsidiaries of Weyerhaeuser, a publicly traded Fortune 500 company headquartered in the Pacific Northwest and listed on the New York Stock Exchange.

From 2012 through 2015, Meadows became the Vice President and Controller at Quadrant Homes when Weyerhaeuser sold its real estate assets to the TRIPoint Group in 2014. Meadows worked through the transition and maintained her position with Quadrant Homes post acquisition. Her responsibilities included providing decision support and influence that drove leadership’s ability to acquire profitable projects, optimize pricing, cut overhead, and exceed financial targets from 2012 through 2015.

In 2016, Builders Capital, a real estate private equity firm recruited Meadows to become their Chief Financial Officer where her focus was on investor relations and capital formation.

Ms. Meadows holds a Bachelor’s of Business Administration from Washington State University and is a Certified Public Accountant, Washington State Board of Accountancy.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home building, marketing, sales, and management of various residential projects in Western Washington’s Puget Sound region. The Company has active or recently sold out residential communities in Gig Harbor, Bremerton, Silverdale, Bainbridge Island, and Allyn in the state of Washington. Harbor Custom Development’s business strategy is to acquire and develop land strategically, based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. The Company focuses on real estate within target markets with convenient access to metropolitan areas that are generally characterized by diverse economic and employment bases and increasing populations. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations

Hanover International

IR@harborcustomdev.com

866-744-097